Exhibit 32

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of the Federal Home Loan Bank of Topeka (the “Bank”) for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark E. Yardley, as Chief Executive Officer, and Jeffrey B. Kuzbel, as Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his/her knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

August 10, 2023	By: /s/ Mark E. Yardley
Date	Mark E. Yardley
President and Chief Executive Officer

August 10, 2023	By: /s/ Jeffrey B. Kuzbel
Date	Jeffrey B. Kuzbel
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.